Exhibit 16.1
Singer Lewak Greenbaum & Goldstein LLP
Certified Public Accountants & Management Consultants
March 8, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Tri-Isthmus Group, Inc.’s statements included under Item 4.01 of its Form 8-K for March 8, 2006, and we agree with such statements concerning our firm.
Singer Lewak Greenbaum & Goldstein LLP